Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), is entered into on this 22nd day of November, 2014, effective as of the 1st day of December, 2014 (“Effective Date”), by and between Ken H. Adams (the “Executive”), and Latitude 360, Inc., a Nevada corporation (the “Company”).

R E C I T A L S :

WHEREAS, the Company is a holding company with numerous subsidiaries engaged in the business of developing restaurant and entertainment centers, which is a facility with the following components: arcade, bowling, live theater, and cinema, among others (“Restaurants”), in various locations and engages in other activities in connection with the foregoing (the “Business”).

WHEREAS, the Company is desirous of employing the Executive and the Executive desires to be employed by the Company upon the terms and provisions, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                  Employment; Term.

(a)                Employment. The Company shall employ the Executive, and the Executive shall accept employment by the Company, upon the terms and provisions, and subject to the conditions, of this Agreement.

(b)               Term. The term of the Executive’s employment hereunder shall commence on the Effective Date and shall terminate on the twelve (12) month anniversary thereof (the “Employment Term”), unless terminated earlier by either Party in accordance with the termination provisions of this Agreement. This Agreement shall be automatically renewed for an additional twelve (12) month period following the initial Employment Term, unless either party provides written notice to the other party not less than fifteen (15) days prior to the end of the then-existing Employment Term, that such party does not desire the Employment Term to automatically renew, in which event this Agreement shall terminate as of the last day of the then-existing Employment Term.

2.                  Position and Duties.

(a)                Position. The Company shall employ the Executive, and the Executive shall initially serve, as the Company’s Chief Financial Officer. The Executive will perform all services and acts reasonably necessary to fulfill the duties and responsibilities of his position and will render such services on the terms set forth herein and will report to the Company’s Board of Directors (the “Board”) and Chief Executive Officer. In addition, the Executive will have such other executive and managerial powers and duties with respect to the Company as may reasonably be assigned to him by the Board and the Chief Executive Officer, to the extent consistent with his position and status as set forth above.

(b)               Duties; Other Organizations. During the Employment Term, the Executive agrees to devote his time and efforts on behalf of the Company as requested by the Board, the Chief Executive Officer and required to competently, diligently and effectively discharge all of his duties hereunder. Except as set forth in Exhibit A hereto, during the Employment Term, the Executive will not engage in any other employment or business activity or hold any office or position in other companies or organizations that interferes with his obligations under this Agreement, except the Executive shall not be prohibited in any way from participating in such educational, welfare, social, religious, charitable, civic, company board positions or other nonemployment organizations or activities as do not interfere with the employment hereunder and which do not violate any of provisions of this Agreement. The Executive further agrees to comply fully with all reasonable company policies as are from time to time in effect during the Employment Term.

(c)                Investments. Nothing in this Agreement shall prohibit the Executive from making any investments in the securities of any entity or business enterprise; provided, however, that during the Employment Term, the Executive shall not make any investments (other than “passive investments” as defined below) in the securities of any entity or business enterprise which engages in a business that competes directly with the Business. An investment shall be considered a “passive investment” to the extent that such securities (i) are actively traded on a United States national securities exchange, on any of the NASDAQ markets, on the OTC Bulletin Board, or on any foreign securities exchange, or owned through an investment in a mutual fund or targeted fund, and (ii) represent, at the time such investment is made, less than five percent (5%) of the aggregate voting power of such entity or business enterprise.

(d)               Adherence to Inside Information Policies. The Executive acknowledges that the Company and its subsidiaries are currently privately-held companies, but that the Company may seek registration with the U.S. Securities and Exchange Commission and/or may become publicly-held and, as a result, has or will implement the inside information policies designed to preclude its executives and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, and its subsidiaries/affiliates. The Executive agrees to abide the Company’s inside information policies and execute all agreements that may be distributed by the Company to its employees with respect to such policies.

3.                  Compensation.

(a)                Base Salary.

(i)                 Salary. For the services rendered by the Executive during the Employment Term, the Company shall pay to the Executive an annual salary in the amount of Two Hundred Thousand U.S. dollars (US$200,000.00) (the “Base Salary”).

(ii)               Adjustment; Timing of Payments. The Board, in its discretion, may adjust the Base Salary from time to time but, in no event will the Base Salary be less than US$200,000. The Board shall review the Base Salary once the next three Latitude venues are open and fully operational in order to consider an increase in the Base Salary that may be commensurate with the size of the Company’s business at that time and the Executive’s responsibilities in connection therewith. The Base Salary shall be payable in semi-monthly installments during the Employment Term in accordance with the Company’s normal payroll procedures; provided, however, that such payments shall be subject to any tax or other withholdings as provided in Section 3(c) hereof.

(iii)             Stock Options. Two Hundred Fifty Thousand (250,000) Stock Options, 50% of which will vest at signing of this Agreement and the remaining 50% will vest at the 6 month anniversary of the signing of this Agreement provided the executive is still employed by the Company.

(b)               Expenses. In addition to any compensation set forth above, the Company shall reimburse the Executive for all reasonable expenses incurred in connection with the performance of the Executive’s duties under this Agreement, provided that the Executive properly provides written accounting of such expenses to the Company in accordance with company policy then in effect from time to time, if any. The Executive shall submit any request for reimbursement, at minimum, on a monthly basis within fifteen (15) calendar days after the end of the month in which such expense was incurred. Any single expense in excess of Five Hundred U.S. dollars (US$500) must be pre-approved by the Company in advance, and such approval shall not be unreasonably withheld. Any expenses submitted for reimbursement that have not been pre-approved by the Company shall be reimbursed at the sole discretion of the Company. All reimbursements or advances shall be made in accordance with the policies and procedures of the Company in effect at that time. The Company will provide Executive with a Company Visa or Mastercard to be used for all travel expenses incurred by Executive.

(c)                Withholding or Deduction for Taxes. The Company shall have the right to deduct from any cash payment under this Agreement any federal, state, local or foreign taxes that the Company determines to be required by law to be withheld with respect to such payment and any other amounts generally withheld from compensation paid to salaried executives of the Company.

4.                  Benefits; Indemnification and D&O Insurance.

(a)                Certain Benefits. During the Employment Term, the Executive may (subject to applicable eligibility requirements) participate in such insurance, health and medical benefits as are generally made available to the employees of the Company pursuant to such plans as are from time to time maintained by the Company. The Executive acknowledges that his participation in any benefit plan may require the Executive’s co-payment of a periodic premium as a deduction from his salary.

(b)               Vacation. During each full year of the Employment Term, the Executive shall be entitled to four (4) weeks of paid vacation. The Executive shall take vacation at such time or times as the Executive desires based upon the then current business needs and activities of the Company.

(c)                Other Benefits. During the Employment Term, the Executive shall be entitled to receive such other benefits as may be provided to other similarly-situated employees of the Company.

5.                  Covenant Not to Solicit.

(a)                No Solicitation. The Executive shall not, during the Employment Term and the twelve (12) month period following the Employment Term (the “Restriction Period”) directly or indirectly, solicit, entice, persuade, induce or cause any employee, officer, manager, director, consultant, agent or independent contractor of the Company to terminate his, her or its employment, consultancy or other engagement by the Company to become employed by or engaged by any individual, entity, corporation, partnership, association, or other organization (collectively, “Person”) other than the Company, or approach any such employee, officer, manager, director, consultant, agent or independent contractor for any of the foregoing purposes, or authorize or assist in the taking of any of such actions by any Person.

(b)               Prohibited Actions. The Executive shall not, during the Restriction Period, directly or indirectly, solicit, entice, persuade, induce or cause:

(i)                 any Person who either was a customer of the Company at any time during the Employment Term or is a customer of the Company at any time during the Restriction Period; or

(ii)               any lessee, vendor or supplier to, or any other Person who had or has a business relationship with, the Company at any time during the Employment Term or the Restriction Period;

(the Persons referred to in items (i) and (ii) above, collectively, the “Prohibited Persons”) to enter into a business relationship with any other Person for the same or similar services, activities or goods that any such Prohibited Person purchased from, was engaged in with or provided to, the Company, without the prior approval of the Company, or to reduce or terminate such Prohibited Person’s business relationship with the Company; and the Executive shall not, directly or indirectly, approach any such Prohibited Person for any such purpose, or authorize or assist in the taking of any of such actions by any Person.

(c)                Terms. For purposes of this Section 5, the terms “employee”, “consultant”, “agent”, and “independent contractor” shall include any Persons with such status at any time during the six (6) months preceding any solicitation in question.

6.                  Non-Competition. Except as otherwise provided in this Agreement, during the Employment Term and the Restriction Period, the Executive shall not, anywhere within the Restricted Territory, as hereinafter defined, directly or indirectly, alone or in association with any other Person, directly or indirectly, (i) acquire, or own in any manner, any interest in any Person that engages in the Business or that engages in any business, activity or enterprise that competes with the Business (for purposes of clarity, specifically other restaurants); or (ii) be interested in (whether as an owner, director, officer, partner, member, lender, shareholder, vendor, consultant, employee, advisor, agent, independent contractor or otherwise), or otherwise participate in the management or operation of, any Person that engages in any business, activity or enterprise that competes with the Business (for purposes of clarity, specifically other restaurants). For purposes hereof, Restricted Territory shall mean the entire geographic area of the United States.

7.                  Protection of Confidential Information. The Executive acknowledges that prior to the Employment Date the Executive has had access to, and during the course of the Executive’s employment hereunder will have access to, significant Confidential Information (defined below). During the Restriction Period (i) the Executive shall maintain all Confidential Information in strict confidence and shall not disclose any Confidential Information to any other Person, except as necessary in connection with the performance of the Executive’s duties and obligations under this Agreement, and (ii) the Executive shall not use any Confidential Information for any purpose whatsoever except in connection with the performance of the Executive’s duties and obligations under this Agreement. Nothing in this Section 7 will prohibit the disclosure of any Confidential Information which is required to be disclosed by the Executive in connection with any court action or any proceeding before any judicial or similar authority or under any applicable law or regulation, provided that to the extent practicable no disclosure shall be made until the Executive shall give sufficient prior notice to the Company of the intention to disclose such Confidential Information so that the Company may contest the need for disclosure, and the Executive will cooperate with the Company in connection with any such proceeding..

For purposes of this Agreement, “Confidential Information” shall mean any and all information pertaining to the Company and the Business, whether such information is in written form or communicated orally, visually or otherwise, that is proprietary, non-public or relates to any trade secret, including, but not limited to, (i) information, observations and data obtained by the Executive while employed by the Company concerning the Business, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers, suppliers, clients and customer, supplier and client lists, (xiii) other copyrightable works, (xiv) marketing plans and trade secrets, and (xv) all similar and related information in whatever form. Notwithstanding the foregoing, “Confidential Information” shall not include information that (i) is or becomes generally available to, or known by, the public through no fault of the Executive, or (ii) is independently acquired or developed by the Executive without violating any of his obligations under this Agreement.

8.                  Inventions. The Executive shall disclose promptly to the Company any and all conceptions and ideas for inventions, improvements, and valuable discoveries, whether patentable or not, which are conceived or made by the Executive solely or jointly with another during the Employment Term and which are related to the Business or activities of the Company. The Executive hereby assigns and agrees to assign all his interest therein to Company or its nominee. Whenever requested by the Company, the Executive shall execute any and all applications, assigns or other instruments that the Company shall deem necessary to apply for and obtain letters of patents or trade or service mark registrations in the United States or any foreign country or to otherwise protect the Company’s interest therein. These obligations shall continue beyond termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by the Executive during the period of employment or within one year thereafter, and shall be binding upon the Executive’s heirs, assigns, executors, administrators and other legal representatives.

9.                  Return of Property. All correspondence, reports, charts, products, records, designs, patents, plans, manuals, sales and marketing material, memorandum, advertising materials, customer lists, distributor lists, vendor lists, telephones, beepers, portable computers, and any other such data, information or property collected by or delivered to the Executive by or on behalf of the Company, their representatives, customers, suppliers or others and all other materials compiled by the Executive which pertain to the business of the Company shall be and shall remain the property of the Company and shall be delivered to the Company promptly upon its request at any time and without respect upon completion or other termination of the Executive’s employment hereunder for any reason.

10.              Representations of the Executive. The Executive represents and warrants to the Company that he is not subject to any restriction or non-competition covenant in favor of a former employer or any other person or entity, and that the execution of this Agreement by the Executive and his provision of services to the Company and the performance of his obligations hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, the Executive agrees to indemnify the Company for any claim, including but not limited to attorneys’ fees and expenses of investigation, by any such third party that such third party may now have or may hereafter have against the Company based upon any noncompetition agreement, invention or secrecy agreement between the Executive and such third party.

11.              Certain Additional Agreements.

(a)                Legitimate Interest. The Executive agrees that it is a legitimate interest of the Company and reasonable and necessary for the protection of the goodwill and business of the Company, which are valuable to the Company, that the Executive make the covenants contained in Sections 5, 6, 7, 8, and 9 (the “Selected Covenants”).

(b)               Holding Company. The Executive acknowledges that the Company is a holding company and therefore, the Executive acknowledges and agrees that all references to “the Company” in the Selected Covenants shall refer to the Company, its parent, if any, and each of the Company’s subsidiaries which may exist or be proposed at any time during the Restricted Period.

(c)                Fair and Reasonable. The parties acknowledge that (i) the type and periods of restriction imposed in the Selected Covenants are fair and reasonable and are reasonably required to protect and maintain the proprietary and other legitimate business interests of the Company, as well as the goodwill associated with the Business conducted by the Company, (ii) the Business conducted by the Company extends throughout the United States, and (iii) the time, scope, geographic area and other provisions of the Selected Covenants have been specifically negotiated by sophisticated commercial parties with the opportunity to be represented by experienced legal counsel.

(d)               Illegality. In the event that any covenant contained in this Agreement, including, without limitation, any of the Selected Covenants shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, (i) such covenant shall be interpreted to extend over the maximum period of time for which it may be legal, valid and enforceable, as applicable, and/or over the maximum geographical area as to which it may be legal, valid and enforceable, as applicable, and/or to the maximum extent in all other respects as to which it may be legal, valid and enforceable, as applicable, all as determined by such court making such determination, and (ii) in its reduced form, such covenant shall then be legal, valid and enforceable, as applicable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made. It is the intention of the parties that such covenants shall be enforceable to the maximum extent permitted by applicable law.

12.              Specific Performance. The Executive acknowledges that any breach or threatened breach of the covenants contained in the Selected Covenants will cause the Company material and irreparable damage, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach or threatened breach will be inadequate. Accordingly, the Executive agrees that the Company shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages as either of them can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach of any of the Selected Covenants, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law or irreparable harm.

13.              Termination.

(a)                Death or Incapacity. In the event of the death or Incapacity (defined below) of the Executive during the Employment Term, the Executive’s employment hereunder shall automatically terminate as of the next one year anniversary of the Agreement; provided, however, that the Executive’s estate or legal representative, as the case may be, shall be entitled to receive, and the Company shall pay the Executive’s estate or legal representative, as the case may be, in accordance with its normal payroll procedures, (i) any Base Salary vested and owing to the Executive hereunder through the anniversary date ; and (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 3 hereof, through the date of death. The Executive shall be entitled to no further payment upon such termination.

For purposes of this Agreement, “Incapacity” shall mean the Executive’s inability to perform his duties and obligations hereunder on account of illness or other impairment for a period of more than ninety (90) days or such longer period as proscribed by applicable law, as determined by the Board.

(b)               Voluntary. The Executive shall have the right to terminate this Agreement at any time for any reason upon thirty (30) days prior written notice to the Company. In the event this Agreement is terminated voluntarily by the Executive, then the Executive shall be entitled to receive (i) the Base Salary owing to the Executive hereunder through the date of termination; and (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 3(b) hereof through the date of termination. The Executive shall be entitled to no further payment upon such termination.

(c)                For Cause. The Company shall have the right to terminate the Executive’s employment under this Agreement at any time for Cause (defined below) upon written notice to the Executive. In the event the Executive’s employment hereunder is terminated by the Company for Cause, the Executive shall be entitled to receive, and the Company shall pay the Executive in accordance with its normal payroll procedures, (i) the Base Salary owing to the Executive hereunder through the date of termination as set forth in the written notice; and (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 3(b) hereof through the date of termination. The Executive shall be entitled to no further payment upon such termination. The Executive acknowledges and agrees that each of the factors which comprise the definition of “Cause” constitutes, on an individual basis, adequate and sufficient grounds for termination of the Executive’s employment with the Company.

For purposes of this Agreement, “Cause” shall mean:

(i)                 The commission of any act of dishonesty by the Executive with respect to the Company, including, but not limited to, misappropriation of funds or any property of the Company, gross negligence, or violation of the Company’s rules or policies in the performance of the Executive’s duties hereunder;

(ii)               The Executive’s refusal, in the sole discretion of the Company, to perform assigned legal and reasonable duties and responsibilities as assigned by the Company; and the Executive’s failure to cure such breach within thirty(30) days after the Executive’s receipt of written notice with respect thereto.

(iii)             Any breach by the Executive of any covenant, condition or term contained in this Agreement or any other written agreement(s) the Executive may from time to time have with the Company, and the Executive’s failure to cure such breach within thirty (30) days of the Executive’s receipt of written notice with respect thereto;

(iv)             Any illegal drug or illegal substance use or abuse, any addiction or substantial dependence on the part of the Executive on any legal or illegal drug, legal or illegal substance or alcohol that, in the Board’s determination, impairs, or could reasonably be expected to impair, the performance of the Executive’s duties or obligations as set forth in this Agreement, or which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company, other than the proper use of medication prescribed by a doctor;

(v)               Any conviction of the Executive of, or no contest plea by the Executive to, a crime which is a felony or a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with his employment by the Company; and

(vi)             Engagement in any conduct or behavior that in the reasonable judgment of the Company would impair or otherwise materially adversely affect the business or reputation of the Company.

(d)               Without Cause. The Company shall have the right to terminate the Executive’s employment hereunder without Cause at any time upon thirty (30) days prior written notice to the Executive. For purposes of clarity, in the event the Executive is terminated other than for Cause after a Change in Control (defined below) of the Company, such termination shall be deemed to be without Cause for purposes hereof.

(i)                 If the Company terminates the Executive’s employment hereunder without Cause, the Executive shall be entitled to receive, and the Company shall pay the Executive, in accordance with the Company’s normal payroll procedures, (i) the Base Salary owing to the Executive through date of termination, six (6) months Base Salary and health insurance and (ii) any business expenses which were properly reimbursable to the Executive pursuant to Section 3(b) hereof through the date of termination. The Executive shall be entitled to no further payment upon such termination..

For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following:

(i) a tender offer or exchange offer made and consummated for ownership of Company stock representing 50% or more of the combined voting power of the Company’s outstanding securities;

(ii) the sale or transfer of substantially all of the Company’s assets to another corporation which is not a wholly-owned subsidiary of the Company;

(iii) any merger or consolidation of the Company with another corporation, where less than 30% of the outstanding voting shares of the surviving or resulting corporation are owned in the aggregate by the Company’s former shareholders; or

(iv) any tender offer, exchange offer, merger, sale of assets and/or contested election which results in a total change in the composition of the Company’s Board.

14.              Indemnification. The Company agrees that if the Executive is made a party or is threatened to be made a party, or is required to appear as a witness to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director or officer of the Company, the Executive shall be indemnified and held harmless by the Company (unless the Executive’s actions or omissions constitute gross negligence or willful misconduct) to the fullest extent authorized by law, as the same exists or may hereafter be amended, against all costs and expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by the Company and shall inure to the benefit of the Executive’s heirs, executors and administrators. The Executive agrees to fully cooperate with the Company should any Proceeding commence and the Company shall reimburse the Executive for any reasonable expenses incurred in connection therewith at the Company’s request.

15.              Miscellaneous.

(a)                Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, four (4) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 5:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s facsimile machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 15(a)), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the addresses set forth in the preamble to this agreement or to such other address as any party may specify by notice given to the other party in accordance with this Section 15(a).

(b)               Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

(c)                Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

(d)               Waiver. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this Agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in Section 15(a). No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

16.              Governing Law; Jurisdiction.

(a)                Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction.

(b)               Jurisdiction. Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the state or federal courts of the State of Florida, County of Duval with respect to any suit, action or proceeding arising out of or relating to this Agreement, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 15(a) hereof. Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

17.              Binding Effect, No Assignment, etc. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, estate, successors and permitted assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party, and any attempt to do so shall be void and of no force and effect, except (i) assignments and transfers by operation of law and (ii) that the Company may assign any or all of its respective rights, interests and obligations hereunder to any purchaser of a majority of the issued and outstanding capital stock of the Company or a substantial part of the assets of the Company.

18.              Third Parties. Nothing herein is intended or shall be construed to confer upon or give to any Person, other than the parties hereto (or persons set forth in Section 17), any rights, privileges or remedies under or by reason of this Agreement.

19.              Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

20.              Counterparts. This Agreement may be executed in two (2) or more counterparts (including by facsimile signature, which shall constitute a legal and valid signature), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

21.              Section 409A Compliance.

(a)                General. It is the intention of both the Company and the Executive that the benefits and rights to which the Executive could be entitled pursuant to this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and the federal income tax regulations promulgated by the U.S. Department of Treasury, or any amendment or successor provision to such regulations, pursuant to or in interpretation of the Code and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Executive or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on the Executive and on the Company).

(b)               Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of the Executive’s employment shall be made unless and until the Executive incurs a “separation from service” within the meaning of Section 409A.

(c)                6 Month Delay for Specified Executives.

(i)                 If the Executive is a “specified employee”, then no payment or benefit that is payable on account of the Executive’s “separation from service”, as that term is defined for purposes of Section 409A, shall be made before the date that is six months after the Executive’s “separation from service” (or, if earlier, the date of the Executive’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule.

(ii)               For purposes of this provision, the Executive shall be considered to be a “specified employee” if, at the time of his or her separation from service, the Executive is a “key employee”, within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise.

(d)               No Acceleration of Payments. Neither the Company nor the Executive, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A.

(e)                Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which the Executive is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments.

(f)                Taxable Reimbursements.

(i)                 Any reimbursements by the Company to the Executive of any eligible expenses under this Agreement that are not excludable from the Executive’s income for Federal income tax purposes (the “Taxable Reimbursements”) shall be made by no later than the last day of the taxable year of the Executive following the year in which the expense was incurred.

(ii)               The amount of any Taxable Reimbursements, and the value of any in-kind benefits to be provided to the Executive, during any taxable year of the Executive shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year of the Executive.

(iii)             The right to Taxable Reimbursement shall not be subject to liquidation or exchange for another benefit.

(g)               No Guaranty of 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Executive that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Executive or any beneficiary of the Executive for any tax, additional tax, interest or penalties that the Executive or any beneficiary of the Executive may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

COMPANY

Latitude 360, Inc.

By: /s/ Brent W. Brown
Brent W. Brown, Chief Executive Officer

EXECUTIVE

/s/ Ken H. Adams
Ken H. Adams